Exhibit 99.1

Riverbed Technology Reports Record Revenue for Second Fiscal

Quarter 2011

Revenue increases 35% year-over-year

•	Product revenue increases 38% year-over-year

•	Operating profit increases 83% year-over-year

•	Cash and investments exceed $611 million

Riverbed Technology (NASDAQ: RVBD), the IT performance company, today reported financial results for its second quarter ended June 30, 2011 (Q2’11). Revenue for Q2’11 was $170.3 million, up 35% compared to the second quarter of fiscal year 2010 (Q2’10).

Reporting on a GAAP basis, net income for Q2’11 was $11.3 million, or $0.07 per share. This compares to GAAP net income of $6.6 million, or $0.04 per diluted share, in Q2’10. Non-GAAP net income for Q2’11 was $34.9 million, or $0.21 per diluted share, as compared to non-GAAP net income for Q2’10 of $19.2 million, or $0.13 per share.

“Overall it was a solid second quarter, with sales in the U.S. increasing 50% over the prior year,” said Jerry M. Kennelly, Riverbed® president and CEO. “We experienced softness in the EMEA region, which we attribute to both the regional economy and our own execution. Looking ahead, we have confidence in our ability to improve our execution in this region with new EMEA sales leadership announced last week. Our top-line growth was led by a 38% year-over-year increase in product sales. Non-GAAP product gross margin reached an all-time high of 81.5%, and we achieved a record non-GAAP operating margin of 29.6%. Our competitive position is stronger than ever, our product portfolio is even more robust with the acquisitions announced today, and our market opportunity is growing. We expect a strong second half of 2011.”

Q2’11 Financial Highlights

•	Total revenue increased 35% year-over-year to $170.3 million

•	Product revenue increased 38% year-over-year to $116.9 million

•	Service revenue increased 28% year-over-year to $53.4 million

•	Record non-GAAP gross margin of 78.7%, compared to 77.3% in Q2’10

•	Record non-GAAP operating profit of $50.3 million, increased 65% year-over-year

•	Record non-GAAP operating margin of 29.6%, compared to 24.2% in Q2’10

•	Record non-GAAP net income of $34.9 million, increased 81% year-over-year

•	Cash and investments increased 45% year-over-year to $611.1 million

Q2’11 Business Highlights

•

Identified as the WAN optimization controller Advanced Platform worldwide market share leader for Q1’11 based on revenue in the Gartner report, “Market Share: Application Acceleration Equipment, Worldwide, 1Q’11” published by J. Skorupa, N. Pham on June 10, 2011

•	Achieved number one Asia Pacific market share ranking for 2010 based on revenue, based on the Asia Pacific WAN Optimization Controller Market CY2010 report by Frost & Sullivan

•

Announced with Akamai the intention to develop a joint application acceleration solution for hybrid cloud networks that leverages a combination of Internet optimization and wide area network (WAN) optimization. The planned solution would be designed to accelerate cloud-based applications.

•	Introduced three new Riverbed Whitewater(TM) cloud storage gateway models allowing a wider range of organizations to take advantage of the benefits of cloud data protection

•

Introduced enhanced architecture for Cascade(R) network performance management (NPM) solution that fully integrates the application-aware NPM functionality of Cascade Profiler(TM) with the Cascade Shark(TM) network traffic recording appliance and Cascade Pilot(TM) network analysis software

•	Added enhanced support for Citrix XenDesktop virtual desktop solutions to Steelhead® appliance

•

Extended the WAN optimization solutions available through the EMC(R) Select Program to include all Steelhead appliance models, Steelhead Mobile, Riverbed Services Platform, Central Management Controller and Interceptor

•	Named by Microsoft as an application acceleration hardware partner in the worldwide network of Microsoft Technology Centers (MTCs)

•

Received certification under the J.D. Power and Associates Certified Technology Service & Support (CTSS) program and the Technology Service Industry Association’s (TSIA) Excellence in Service Operations. Riverbed is one of a select few companies to receive this distinction for global certification under both the J.D. Power and Associates CTSS and the TSIA Excellence in Service Operations program in the same year.

•	Ranked third among large companies on the San Francisco Business Times and Silicon Valley/San Jose Business Journal Best Places to Work in the Bay Area 2011 Awards list

Separately, Riverbed announced today the acquisition of two companies, Zeus Technology and Aptimize. Zeus is a privately-owned company based in the United Kingdom. Zeus delivers high performance application delivery control for virtual and cloud environments. Aptimize is a privately-owned company based in New Zealand, and is a leader in web content optimization. Zeus and Aptimize enable asymmetric optimization of applications and web content. Their product offerings are highly complementary to Riverbed’s and will allow Riverbed to be a more strategic vendor to customers.

Conference Call

Riverbed will host a conference call today, July 19, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the acquisitions of Zeus Technology and Aptimize, its second quarter 2011 results and outlook for the third quarter of 2011. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast for 12 months.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP gross margin and non-GAAP operating margin, that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to our future financial results and the effect of our acquisitions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the expense and impact of legal proceedings; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2010 and our subsequent Form 10-Qs filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed delivers performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

Contacts

INVESTOR RELATIONS:

Riverbed Technology

Renee Lyall, 415-247-6353

renee.lyall@riverbed.com

or

MEDIA:

Riverbed Technology

Kristalle Ward, 415-247-8140

kristalle.ward@riverbed.com

Source: Riverbed Technology

###

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenue:
Product	$116,860	$84,505	$229,012	$159,242
Support and services	53,435	41,722	104,846	79,408

Total revenue	170,295	126,227	333,858	238,650

Cost of revenue:
Cost of product	23,683	18,612	47,418	35,244
Cost of support and services	16,415	12,364	31,635	23,598

Total cost of revenue	40,098	30,976	79,053	58,842

Gross profit	130,197	95,251	254,805	179,808

Operating expenses:
Sales and marketing	63,737	51,990	124,821	102,058
Research and development	29,942	20,664	58,251	39,549
General and administrative	14,913	11,569	28,596	22,315
Acquisition-related costs	1,392	—	1,392	2,725

Total operating expenses	109,984	84,223	213,060	166,647

Operating profit	20,213	11,028	41,745	13,161

Other income, net	341	184	839	299

Income before provision for income taxes	20,554	11,212	42,584	13,460
Provision for income taxes	9,271	4,658	18,256	5,823

Net income	$11,283	$6,554	$24,328	$7,637

Net income per share, basic	$0.07	$0.05	$0.16	$0.05
Net income per share, diluted	$0.07	$0.04	$0.15	$0.05

Shares used in computing basic net income per share	154,543	143,872	153,288	142,506
Shares used in computing diluted net income per share	167,270	152,954	166,865	151,352

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$180,898	$165,726
Short-term investments	355,867	259,245
Trade receivables, net	70,444	50,726
Inventory	14,979	15,180
Deferred tax assets	19,260	20,832
Prepaid expenses and other current assets	37,656	30,958

Total current assets	679,104	542,667

Long-term investments	74,360	76,169
Fixed assets, net	23,344	21,522
Goodwill	25,078	25,653
Intangible assets, net	26,494	30,789
Deferred tax assets, non-current	40,959	35,775
Other assets	24,095	3,506

Total assets	$893,434	$736,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,756	$27,015
Accrued compensation and related benefits	26,503	32,915
Other accrued liabilities	18,979	18,813
Deferred revenue	103,301	89,026

Total current liabilities	179,539	167,769

Deferred revenue, non-current	30,367	26,511
Other long-term liabilities	13,002	4,381

Total long-term liabilities	43,369	30,892

Stockholders’ equity:
Common stock	626,333	518,052
Retained earnings	43,637	19,309
Accumulated other comprehensive income	556	59

Total stockholders’ equity	670,526	537,420

Total liabilities and stockholders’ equity	$893,434	$736,081

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Six months ended June 30,
	2011	2010
Operating activities:
Net income	$24,328	$7,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,718	7,534
Stock-based compensation	45,496	33,165
Deferred taxes	(3,624)	(9,594)
Excess tax benefit from employee stock plans	(34,221)	(5,414)
Changes in operating assets and liabilities:
Trade receivables	(19,717)	4,236
Inventory	201	(136)
Prepaid expenses and other assets	(24,899)	(1,853)
Accounts payable	3,505	5,869
Accruals and other liabilities	2,995	6,561
Acquisition-related contingent consideration	—	4,156
Income taxes payable	34,807	3,520
Deferred revenue	18,131	15,557

Net cash provided by operating activities	56,720	71,238

Investing activities:
Capital expenditures	(7,010)	(4,688)
Purchase of available for sale securities	(351,905)	(274,968)
Proceeds from maturities of available for sale securities	162,993	207,785
Proceeds from sales of available for sale securities	91,783	37,862

Net cash used in investing activities	(104,139)	(34,009)

Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	38,024	26,993
Cash used to net share settle equity awards	(10,088)	(2,300)
Excess tax benefit from employee stock plans	34,221	5,414

Net cash provided by financing activities	62,157	30,107
Effect of exchange rate changes on cash and cash equivalents	434	(328)

Net increase in cash and cash equivalents	15,172	67,008
Cash and cash equivalents at beginning of period	165,726	67,749

Cash and cash equivalents at end of period	$180,898	$134,757

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
Revenue by Geography

United States	$96,516	$90,339	$63,820	$186,855	$122,131
Europe, Middle East and Africa	40,028	39,049	36,842	79,077	68,255
Rest of the world	33,751	34,175	25,565	67,926	48,264

Total revenue	$170,295	$163,563	$126,227	$333,858	$238,650

As a percentage of total revenues:
United States	57%	55%	51%	56%	51%
Europe, Middle East and Africa	23%	24%	29%	24%	29%
Rest of the world	20%	21%	20%	20%	20%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$9,705	$8,255	$6,982	$17,960	$16,278
Indirect	160,590	155,308	119,245	315,898	222,372

Total revenue	$170,295	$163,563	$126,227	$333,858	$238,650

As a percentage of total revenues:
Direct	6%	5%	6%	5%	7%
Indirect	94%	95%	94%	95%	93%

Total revenue	100%	100%	100%	100%	100%

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
Reconciliation of Product Gross Profit:
U.S. GAAP as reported	$93,177	$88,417	$65,893	$181,594	$123,998
Adjustments:
Stock-based compensation (1)	266	220	135	486	255
Payroll tax on stock-based compensation (2)	20	48	6	68	11
Amortization on intangibles (3)	1,607	1,560	740	3,167	1,480
Inventory fair value adjustment (4)	125	114	—	239	—

As Adjusted	$95,195	$90,359	$66,774	$185,554	$125,744

Reconciliation of Product Gross Margin:
U.S. GAAP as reported	79.7%	78.8%	78.0%	79.3%	77.9%
Adjustments:
Stock-based compensation (1)	0.3%	0.3%	0.1%	0.2%	0.2%
Amortization on intangibles (3)	1.4%	1.4%	0.9%	1.4%	0.9%
Inventory fair value adjustment (4)	0.1%	0.1%	0.0%	0.1%	0.0%

As Adjusted	81.5%	80.6%	79.0%	81.0%	79.0%

Reconciliation of Gross Profit:
U.S. GAAP as reported	$130,197	$124,608	$95,251	$254,805	$179,808
Adjustments:
Stock-based compensation (1)	2,011	1,741	1,491	3,752	2,874
Payroll tax on stock-based compensation (2)	167	239	48	406	74
Amortization on intangibles (3)	1,607	1,560	740	3,167	1,480
Inventory fair value adjustment (4)	125	114	—	239	—

As Adjusted	$134,107	$128,262	$97,530	$262,369	$184,236

Reconciliation of Gross Margin:
U.S. GAAP as reported	76.5%	76.2%	75.5%	76.3%	75.3%
Adjustments:
Stock-based compensation (1)	1.1%	1.0%	1.2%	1.2%	1.3%
Payroll tax on stock-based compensation (2)	0.1%	0.1%	0.0%	0.1%	0.0%
Amortization on intangibles (3)	0.9%	1.0%	0.6%	0.9%	0.6%
Inventory fair value adjustment (4)	0.1%	0.1%	0.0%	0.1%	0.0%

As Adjusted	78.7%	78.4%	77.3%	78.6%	77.2%

Reconciliation of Operating Profit:
U.S. GAAP as reported	$20,213	$21,532	$11,028	$41,745	$13,161
Adjustments:
Stock-based compensation (1)	23,555	21,941	17,715	45,496	33,165
Payroll tax on stock-based compensation (2)	1,507	2,159	573	3,666	997
Amortization on intangibles (3)	2,171	2,123	1,195	4,294	2,390
Acquisition-related costs (credits) (5)	2,772	—	—	2,772	4,156
Inventory fair value adjustment (4)	125	114	—	239	—

As Adjusted	$50,343	$47,869	$30,511	$98,212	$53,869

Reconciliation of Operating Margin:
U.S. GAAP as reported	11.9%	13.2%	8.7%	12.5%	5.5%
Adjustments:
Stock-based compensation (1)	13.8%	13.4%	14.1%	13.6%	14.0%
Payroll tax on stock-based compensation (2)	0.9%	1.3%	0.5%	1.1%	0.4%
Amortization on intangibles (3)	1.3%	1.3%	0.9%	1.3%	1.0%
Acquisition-related costs (credits) (5)	1.6%	0.0%	0.0%	0.8%	1.7%
Inventory fair value adjustment (4)	0.1%	0.1%	0.0%	0.1%	0.0%

As Adjusted	29.6%	29.3%	24.2%	29.4%	22.6%

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
Reconciliation of Net Income:
U.S. GAAP as reported	$11,283	$13,045	$6,554	$24,328	$7,637
Adjustments:
Stock-based compensation (1)	23,555	21,941	17,715	45,496	33,165
Payroll tax on stock-based compensation (2)	1,507	2,159	573	3,666	997
Amortization on intangibles (3)	2,171	2,123	1,195	4,294	2,390
Acquisition-related costs (credits) (5)	2,772	—	—	2,772	4,156
Inventory fair value adjustment (4)	125	114	—	239	—
Income tax adjustments (6)	(6,527)	(5,496)	(6,807)	(12,023)	(14,311)

As Adjusted	$34,886	$33,886	$19,230	$68,772	$34,034

Reconciliation of Net Income per share, diluted:
U.S. GAAP as reported	$0.07	$0.08	$0.04	$0.15	$0.05
Adjustments:
Stock-based compensation (1)	0.14	0.13	0.13	0.26	0.22
Payroll tax on stock-based compensation (2)	0.01	0.01	—	0.02	—
Amortization on intangibles (3)	0.01	0.01	0.01	0.03	0.02
Acquisition-related costs (credits) (5)	0.02	—	—	0.02	0.03
Income tax adjustments (6)	(0.04)	(0.03)	(0.05)	(0.07)	(0.10)

As Adjusted	$0.21	$0.20	$0.13	$0.41	$0.22

Non-GAAP Net income per share, basic	$0.23	$0.22	$0.13	$0.45	$0.24
Non-GAAP Net income per share, diluted	$0.21	$0.20	$0.13	$0.41	$0.22

Shares used in computing basic net income per share (7)	154,543	152,034	143,872	153,288	142,506
Shares used in computing diluted net income per share (7)	167,270	166,460	152,954	166,865	151,352

Non-GAAP adjustments:
Cost of product	$2,018	$1,942	$881	$3,960	$1,746
Cost of support and services	1,892	1,712	1,398	3,604	2,682
Sales and marketing	10,699	10,123	8,030	20,822	15,819
Research and development	8,764	7,306	5,102	16,070	9,852
General and administrative	5,365	5,254	4,072	10,619	7,884
Other acquisition costs	1,392	—	—	1,392	2,725
Provision for income taxes	(6,527)	(5,496)	(6,807)	(12,023)	(14,311)

Total Non-GAAP Adjustments	$23,603	$20,841	$12,676	$44,444	$26,397

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5)	We incurred expenses, such as revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(7)	Shares used in computing basic and diluted net income per share is reflective of the stock split for all periods presented.